UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2006
VISTACARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4800 North Scottsdale Road,
Suite 5000
Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (480) 648-4545
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 6, 2006, the Board of Directors of VistaCare, Inc. (the “Company”), acting on the recommendation of the Nominating and Corporate Governance Committee, appointed Brian S. Tyler, Ph.D. to the Company’s Board to fill the vacancy created by the departure of David Elliot. Mr. Tyler will serve as a Class I Director with a term ending on the date of the Company’s annual meeting of stockholders in 2009. Mr. Tyler, who currently serves as the President of McKesson Corporation’s Medical-Surgical Group, has been appointed a member of the Company’s Compensation Committee and Strategic Initiatives Committee. In connection with his appointment, Mr. Tyler received a grant of 20,000 stock options under the Company’s 2002 Non-Employee Director Stock Option Plan. The options, which are immediately exercisable, have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on December 6, 2006.
A copy of the Company’s press release announcing the appointment of Mr. Tyler to the Board of Directors is attached as an exhibit to this Current Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
Exhibits:
99.1	Press Release of VistaCare, Inc., dated December 7, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.

Date: December 7, 2006	By:	/s/ Stephen Lewis

	Name:	Stephen Lewis
	Title:	Secretary